Exhibit 1.1

CESCA THERAPEUTICS INC.

UNDERWRITING AGREEMENT

June 13, 2014

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

As the Representative of the
several underwriters, if any, named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, Cesca Therapeutics Inc., a Delaware corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Cesca Therapeutics Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for whom Maxim Group LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of Closing Securities as soon as the Representative deems it advisable to do so, subject to the conditions set forth in Section 2.4 herein. The Closing Securities are to be initially offered to the public at the public offering price set forth in the Prospectus Supplement. The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities in accordance with this Agreement.

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Benefit Arrangements” shall have the meaning ascribed to such term in Section 3.1(ss).

“BHCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“Base Prospectus” means the prospectus in the form included in the Registration Statement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay for the Closing Securities, and (ii) the Company’s obligations to deliver the Closing Securities have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions appearing on the cover page of the Prospectus Supplement equal to eight percent (8%) of the aggregate gross proceeds raised in the Offering.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a).

“Code” shall have the meaning ascribed to such term in Section 3.1(rr).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares ocf common stock of the Company, par value $.001per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Auditor” means Ernst & Young LLP, with offices located at 2901 Douglas Blvd., Roseville, California.

“Company Counsel” means Weintraub Tobin Chediak Coleman Grodin, with offices located at 400 Capitol Mall, Eleventh Floor, Sacramento, California 95814.

“Controlling Person” shall have the meaning ascribed to such term in Section 6.1.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“Employee Plan” shall have the meaning ascribed to such term in Section 3.1(rr).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

“ERISA” shall have the meaning ascribed to such term in Section 3.1(rr).

“ERISA Affiliate” shall have the meaning ascribed to such term in Section 3.1(rr).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Common Shares or options or other derivative securities to purchase or convertible into Common Shares to employees, officers or directors of the Company pursuant to the Company’s employee benefit plans, qualified stock option plans or other director or employee compensation plans including the director’s shares in lieu of cash fee plan, 2012 Independent Director Plan, 2006 Equity Incentive Plan, 2002 Independent Director Equity Incentive Plan and Amended 1998 Stock Option Plan (including restricted share unit or deferred share unit plans) (collectively, the “Company Plans”), each duly adopted by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or that are hereafter granted under one of the Company Plans and (c) securities issued pursuant to acquisitions or strategic transactions (including without limitation commercial relationships, consulting agreements, licenses, partnerships, joint ventures, collaborations, mergers, acquisitions or other business combinations or otherwise) approved by a majority of the disinterested directors of the Company (collectively, “Exempt Transactions”) but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For the avoidance of doubt, the Company shall not be restricted in any way from (i) incurring any non-convertible indebtedness or (ii) issuing and selling convertible and/or non-convertible debt securities in any Exempt Transaction and/or any transaction with one or more Insiders.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ee).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ee).

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(hh).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Incorporated Documents” shall be deemed to refer to and include the documents incorporated by reference in the Registration Statement, the Base Prospectus or the Time of Sale Prospectus pursuant to Item 12 of Form S-3 which documents were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Base Prospectus or the Time of Sale Prospectus, as the case may be.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Iran Sanctions” shall have the meaning ascribed to such term in Section 3.1(pp).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” shall mean the lock-up agreements, in the form of Exhibit A attached hereto, delivered at the Closing by each of Matthew T. Plavan, Dan T. Bessey, Kenneth Harris and Mitchel Sivilotti.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ii).

“Offering” shall have the meaning ascribed to such term in Section 2.1(b).

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(d).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

“Prospectus Supplement” means, if any, any supplement to the Base Prospectus or the Time of Sale Prospectus, as the case may be, complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” means, collectively, the Closing Securities and the Warrant Shares.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-3 (File No. 333-196148) with respect to the Public Securities, each as amended as of the date hereof, including the Base Prospectus, Prospectus Supplement, if any, the Time of Sale Prospectus and all Incorporated Documents.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(nn).

“Sarbanes-Oxley Act” shall have the meaning ascribed to such term in Section 3.1(s).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selected Dealer” shall have the meaning ascribed to such term in Section 6.1.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Time of Sale Prospectus” means the preliminary prospectus or preliminary prospectus supplement, if any, together with the Permitted Free Writing Prospectus, if any, used in connection with the Offering, including any documents incorporated by reference therein.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-up Agreements, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agents” means the current transfer agent of the Company and any successor transfer agents of the Company.

“Underwriter Information” shall have the meaning ascribed to such term in Section 6.1.

Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.18(b).

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Share purchase warrants delivered to the Underwriters in accordance with Section 2.1(a) and Section 2.2, which Warrants shall be exercisable immediately after the Closing Date at $1.55 per share and have a term of exercise equal to five years.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.

(a)           Purchase of Closing Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 7,530,000 Common Shares (the “Closing Shares”) and Warrants to purchase an aggregate of 2,259,000 Common Shares at an exercise price of $1.55 per share (the “Closing Warrants”). Subject to the conditions set forth in Section 2.4, the Underwriters, severally and not jointly, agree to purchase from the Company the Closing Shares and Closing Warrants (collectively, the “Closing Securities”) set forth opposite their respective names on Schedule I attached hereto and made a part hereof. The Closing Securities will be issued in units, with each unit consisting of one Common Share and a Warrant to purchase 0.30 of a Common Share, at a price of $1.50 per unit. The Closing Shares and Closing Warrants will be separately transferable immediately upon issuance.

(b)           Payment and Delivery. On the Closing Date, the Underwriters shall deliver to the Company the aggregate purchase price for the Closing Securities as set forth opposite the name of each Underwriter on Schedule I attached hereto (the “Closing Purchase Price”), the Company shall deliver to, or as directed by, each Underwriter its respective Closing Securities, and the Company shall deliver the other items required pursuant to Section 2.2 deliverable at the Closing. The Closing Purchase Price shall be delivered to the Company in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the price for the Closing Securities being purchased to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Closing Securities (or through the full fast transfer facilities of the Depository Trust Company “DTC”) for the account of the Underwriters. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Closing Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

2.2           Deliveries. In addition to the Closing Securities to be issued and delivered pursuant to Section 2.1 above, Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i)            At the Closing Date, a legal opinion of Company Counsel, addressed to the Underwriters, including, without limitation, a negative assurance letter in form and substance reasonably satisfactory to the Representative and legal counsel to the Company;

(ii)           Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance reasonably satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date;

(iii)          At the Closing Date, the duly executed and delivered Officer’s Certificate, the Company shall have furnished to the Representative a certificate of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Base Prospectus and any Prospectus Supplement, and, in their opinion, the Registration Statement and each amendment thereto, as supplemented or amended by information in the Base Prospectus or Prospectus Supplement, as of the date of this Agreement and as of the applicable Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the applicable Closing Date, the Prospectus Supplement and each amendment or supplement thereto, as of the respective date thereof and as of the applicable Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus Supplement, (iii) to their knowledge, as of the applicable Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) and the Company has complied with all agreements and satisfied all conditions on its part to be performed, satisfied or waived hereunder at or prior to the applicable Closing Date and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Base Prospectus or Prospectus Supplement, as the case may be, any change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would have a Material Adverse Effect or a prospective Material Adverse Effect, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company, except as set forth in the Prospectus Supplement;

(iv)         On the Closing Date, the duly executed and delivered Secretary’s Certificate, certifying: (i) that each of the Certificate of Incorporation and Bylaws (or analogous governing instruments, as applicable) is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate; and

(v)           Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.3           Closing Conditions. The respective obligations of each Underwriter to purchase and pay for the Closing Securities, as provided herein, are subject to the following conditions being met:

(i)            the accuracy in all material respects (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) when made and on the date in question of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2 of this Agreement;

(iv)          the Registration Statement shall be effective on the date of this Agreement and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v)           by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi)          the Closing Securities have been approved for listing on the Trading Market, subject only to official notice of issuance; and

(vii)         prior to and on the Closing Date (i) there shall have been no material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus Supplement; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the business, operations, or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus Supplement; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Base Prospectus and the Prospectus Supplement and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Base Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.4           Trading Market Approval. Notwithstanding anything to the contrary, in the event that the Trading Market does not approve the listing of the Closing Securities or the Offering in the form and amount set forth in Section 2.1(a), the Underwriters will not be under any obligation to purchase the full amount of Closing Securities set forth in Section 2.1(a) and Schedule I.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date and as of the Closing Date as follows:

(a)           Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Closing Securities at the Closing and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)           Filings, Consents and Approvals. As of the date of this Agreement and provided the Closing Securities are offered in a “public offering” as defined by Section 5635-3 of the Rules of the Nasdaq Stock Market, except for the filings with Nasdaq for the listing of the Closing Shares for trading thereon in the time and manner required thereby, the issuance and listing on Nasdaq of the Closing Shares and Warrant Shares requires no further approvals, including but not limited to, the approval of shareholders and the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the this Agreement, other than: (i) the filing with the Commission of the Prospectus Supplement and (ii) such filings as are required to be made under applicable state, provincial or foreign securities laws and FINRA (collectively, the “Required Approvals”).

(f)            Registration Statement. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on June 4, 2014 (the “Effective Date”), for the registration under the Securities Act of the Public Securities. At the time of such filing and as of the date of this Agreement, the Company met the requirements of Form S-3 under the Securities Act under and subject to the limitations of General Instruction I.B.6 of such Form. At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus Supplement, at the time the Prospectus Supplement was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (f) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus Supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Prospectus Supplement will meet the requirements set forth in Rule 424(b). The Company has advised the Representative of all further information (financial and other) with respect to the Company required to be set forth in the Registration Statement and Prospectus Supplement, other than Underwriter Information. Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Offering, including any documents incorporated by reference therein. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.

(g)           Issuance of Public Securities. The Public Securities are duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement. The holders of the Public Securities will not be subject to personal liability by reason of being such holders. The Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h)           Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated herein. Except as a result of the purchase and sale of the Closing Securities, and as set forth in the Base Prospectus or the Prospectus Supplement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Shares Equivalents. The issuance and sale of Closing Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. Except for the approval by the Trading Market of the Company’s additional shares listing application filed in connection with this Agreement and other Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Public Securities. There are no stockholders agreements or voting agreements to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Base Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party, is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(j)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Public Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made or deemed made other than in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k)           Litigation. Except as specifically disclosed in an SEC Report filed prior to the date hereof, there is no Proceeding pending or threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in their capacities as such. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)            Labor Relations. No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(m)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(n)           Regulatory Permits. The Company and the Subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary for the ownership of its properties or the conduct of their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct summaries thereof in all material respects.

(o)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties and (iii) except as set forth in the SEC Reports, Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(p)           Intellectual Property. The Company and each Subsidiary has, or has the right to use, all inventions disclosed in patents and applications for patents, and all trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets, other proprietary or confidential information, and other intellectual property as actually used in and necessary to carry on their respective businesses as currently conducted and described in the SEC Reports (collectively, “Intellectual Property Rights”). Neither the Company, nor any Subsidiary, has received any written or other notice that any of such Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company is not aware of any claim against or any challenge by any other person to the legality, validity or enforceability to Intellectual Property Rights of the Company or any Subsidiary with respect to the foregoing. The licenses to intellectual property described in the SEC Reports are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each Subsidiary has complied in all material respects with, and is not in breach nor has the Company made or received any written or oral asserted or threatened claim of breach of, any such license, and the Company has no knowledge of any breach or anticipated breach by any other person to any such license. To the Company’s knowledge, the Company’s and each Subsidiary’s actions in carrying on its business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any valid patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property right of any person. No claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right of any person. The Company and each Subsidiary has taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. To the Company’s knowledge, no employee of the Company or any Subsidiary is, or has ever been, in violation in any material respect of any term of any employment contract, patent non-disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented or made the subject matter of patent applications has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to intellectual property rights of any other person or entity, for which such options, licenses or agreements are required to be set forth in the SEC Reports and are not described therein. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any Subsidiary, nor are any of its officers, directors or employees in violation of the intellectual property or employment contract rights of any person.

(q)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)            Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)           Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)           Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated herein. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Closing Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights. Except as set forth in the Prospectus Supplement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)          Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Company fulfilling its obligations or the Underwriters exercising their rights hereunder.

(y)           Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains (or will contain) all exhibits and schedules as required by the Securities Act. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(z)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Closing Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

(bb)        Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(dd)        Accountants. To the knowledge and belief of the Company, the Company Auditor (i) is an independent registered public accounting firm as required by the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States) and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending June 30, 2014. The Company Auditor has not, during the periods covered by the financial statements included in the Base Prospectus or Prospectus Supplement, provided to the Company any impermissible non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ee)         FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is manufactured, packaged, labeled, installed, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Medical Device Product”), such Medical Device Product is being manufactured, packaged, labeled, installed, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and/or and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. All of the Company and its Subsidiaries’ actively sold products have been approved, or are exempt from approval, by the FDA to be manufactured, packaged, labeled, distributed, sold, and/or marketed. There is no pending, completed or threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Medical Device Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Medical Device Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof. The Company has not been informed by the FDA or any non-U.S. counterparts thereof that such agency will prohibit the marketing, sale, license or use of any product proposed to be developed, produced or marketed by the Company nor has the FDA or a non-U.S. counterpart thereof provided any written notice that could reasonably be expected to preclude the approval or the clearing for marketing of any product being developed or proposed to be developed by the Company.

The clinical and preclinical studies conducted by or on behalf of the Company or any Subsidiary that are either described in the Registration Statement, the Base Prospectus or the Prospectus Supplement or the results of which are referred to therein were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval and, as to any data to be submitted to the FDA or non-U.S. counterparts, all Good Laboratory Practices and Good Clinical Practices as such terms are defined by the FDA. Any descriptions in the Registration Statement, the Base Prospectus and the Prospectus Supplement of the results of such studies are accurate, and the Company has no knowledge of any large well-controlled preclinical or clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any pivotal bioequivalence or clinical study conducted by or on behalf of the Company or any Subsidiary that are described in the Registration Statement, the Base Prospectus or the Prospectus Supplement or the results of which are referred to in the Registration Statement, the Base Prospectus or the Prospectus Supplement. Except as disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement, the Company has not received any written notices or statements from the FDA, non-U.S. counterparts thereof or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical or clinical studies that are described in the Registration Statement, the Base Prospectus or the Prospectus Supplement or the results of which are referred to in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

(ff)          Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(hh)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii)           Money Laundering. The operations of the Company are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental entity, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

(jj)           D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering as well as in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(kk)         FINRA Affiliation. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company, except as set forth in the Base Prospectus. The Company will advise the Representative and EGS if it learns that any officer, director or owner of 5% or more of the Company’s outstanding Common Shares or Common Shares Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(ll)           Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to EGS shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(mm)       Board of Directors. The Board of Directors is comprised of the persons set forth under Item 5.07 of the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2014. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder applicable to the Company and the applicable rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of the Trading Market. In addition, the composition of the Board of Directors satisfies any applicable rules of the Trading Market regarding director independence.

(nn)        No Sanctions. None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is Person that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered, imposed or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Government, the United Nations Security Council, the European Union, the Office of Export Enforcement of the U.S. Department of Commerce or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (X) to fund or facilitate any payments, operations, investments, projects, activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (Y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Public Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the foregoing; (iii) the Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and (iv) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Closing Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (ii) of this paragraph or in the Registration Statement, the Base Prospectus and Prospectus Supplement.

(oo)        Cuba. Neither the Company nor any of its Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(pp)        Iran Sanctions. None of the Company or their respective Directors or officers or, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(qq)        The Company and each Subsidiary is in compliance with all United States federal, state, local and other applicable rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, singularly or in the aggregate. There has been no disposal, discharge, emission or other release onto property now leased by the Company or any Subsidiary or into the environment surrounding such property of any toxic or other wastes or other hazardous substances regulated by applicable environmental laws, except for any such disposal, discharge, emission, or other release in violation of Environmental Laws which could not reasonably be expected to have a Material Adverse Effect, singularly or in the aggregate.

(rr)          Except as set forth in the Registration Statement or the Prospectus or for which such disclosure is not required to be disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or former employee of the Company or any Subsidiary or any ERISA Affiliate (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” For purposes of this Section, “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or is an “affiliate,” whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of the person or entity.

(ss)         Except for which such disclosure is not required to be disclosed in the Registration Statement or the Prospectus, the Registration Statement and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary or any of their respective ERISA Affiliates, and (iii) covers any officer or director or former officer or director of the Company or any Subsidiary or any of their respective ERISA Affiliates. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement.

(tt)          Except as set forth in the Registration Statement or the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any Subsidiary or any of their respective ERISA Affiliates other than medical benefits required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). With respect to any of the Company’s or any Subsidiary’s Employee Plans which are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed there under such that the Company or any Subsidiary or their respective ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

(uu)        Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any named executive officer or director.

(vv)        The execution of this Agreement, the Warrants, or consummation of the Offering does not constitute a triggering event under any Employee Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(ww)       No “prohibited transaction” (as defined in either Section 406 of the ERISA or Section 4975 of Code), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each employee benefit plan of the Company or any Subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests provided, however, that any such item which is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System need not be furnished in physical form. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Securities other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement relating to the Offering to which the Representative shall reasonably object in writing.

4.2           Federal Securities Laws.

(a)           Compliance. During the time when the Prospectus Supplement is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Closing Securities in accordance with the provisions hereof and the Base Prospectus. If at any time when a Prospectus Supplement relating to Closing Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus Supplement, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus Supplement to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b)           Filing of Final Prospectus Supplement. The Company will file the Prospectus Supplement (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c)           Exchange Act Registration. For a period of two (2) years from the Execution Date, or until the Company is acquired through a merger, acquisition, business combination, going-private or other similar transaction, if earlier, the Company will use its commercially reasonable efforts to maintain the registration of the Common Shares under the Exchange Act.

(d)           Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to Closing Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3           Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus Supplement is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus Supplement as the Underwriters may reasonably request.

4.4           Review of Financial Statements. For a period of two (2) years from the Execution Date, or until the Company is acquired through a merger, acquisition, business combination, going-private or other similar transaction, if earlier, the Company, at its expense, shall cause its regularly engaged independent registered public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

4.5           Reports to the Underwriters.

(a)           Periodic Reports, etc. For a period of one (1) year from the Execution Date, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b)           Transfer Sheets. For a period of one (1) year from the Execution Date, the Company shall retain the Transfer Agent or a transfer and registrar agent acceptable to the Representative and will furnish to the Underwriters at the Company’s sole cost and expense the daily and monthly consolidated transfer sheets of the Transfer Agent.

(c)           General Expenses Related to the Offering. Subject to compliance with FINRA Rule 5110(f) and completion of the Offering, the Company also agrees to reimburse the Representative for reasonable out of pocket expenses incurred in connection with the Offering, including the reasonable fees and disbursements of its counsel, up to an aggregate of $US80,000, which includes an advance of $25,000 if paid prior to the date hereof; provided, however, that in the event that this Agreement is terminated prior to the Closing Date pursuant to Section 7.1, such expenses to be reimbursed shall not exceed $50,000 in the aggregate, which includes an advance of $25,000 if paid prior to the date hereof. The Representative agrees to provide customary invoices or other written documentation of all such expenses to the Company prior to reimbursement.

4.6           Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus Supplement.

4.7           Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.8           Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Closing Securities.

4.9           Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10         Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least two (2) years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.12         FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member firm.

4.13         Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Trading Market in each case as applicable to the Company and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

4.14         Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the date hereof (or by 9:00 a.m. of the next Business Day if this Agreement is executed and delivered after 4:30 p.m. (New York City time) on any given day), the Company shall issue a press release and file a Current Report on Form 8-K disclosing the material terms of the Offering and filing this Agreement as an exhibit to the Form 8-K. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.15         Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Closing Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Closing Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Closing Securities.

4.16         Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights and a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

4.17         Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain for two (2) years the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and the Company shall have applied to list or quote all of the Closing Shares and Warrant Shares on such Trading Market and as promptly as possible secure the listing of all of the Closing Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Closing Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Closing Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.

4.18         Subsequent Equity Sales.

(a)           From the Closing Date until the date that is thirty (30) trading days thereafter, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any (i) Common Shares or Common Share Equivalents or (ii) convertible debt securities (and underlying shares upon the conversion thereof) to any of the officers (or their affiliated entities) or directors of the Company, without the prior written consent of the Representative.

(b)           From the Closing Date until the date that is thirty (30) trading days thereafter, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction without the prior written consent of the Representative. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)           Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance.

4.19         Research Independence. In addition, the Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.
DEFAULT BY UNDERWRITERS

5.1           If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Closing Securities, which such Underwriter has agreed to purchase and pay for on such date pursuant to Article II of this Agreement (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities with respect to which such default shall occur does not exceed 10% of the Closing Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities which they are obligated to purchase hereunder, to purchase the Closing Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities with respect to which such default shall occur exceeds 10% of the Closing Securities covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus Supplement or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.
INDEMNIFICATION

6.1           Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Closing Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or the Base Prospectus (as from time to time each may be amended and supplemented including the Prospectus Supplement and any Time of Sale Prospectus); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Closing Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify Closing Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any losses, liabilities, claims, damages and expenses (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law (i) to have resulted primarily and directly from any indemnified person’s willful misconduct or gross negligence or (ii) to have arisen from any information provided by or omitted from information provided by the Representative or its officers, directors, employees, agents and representatives , for use in any Prospectus Supplement or Time of Sale Prospectus containing any untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading (the “Underwriter Information”). With respect to any untrue statement or omission or alleged untrue statement or omission made in the Time of Sale Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus Supplement (as amended or supplemented) was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Closing Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus Supplement (as amended or supplemented), unless such failure to deliver the Prospectus Supplement (as amended or supplemented) was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Closing Securities or in connection with the Registration Statement or Prospectus Supplement (as amended or supplemented).

6.2           Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be), and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, if counsel for such Underwriter, such Selected Dealer or Controlling Person reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Underwriter, such Selected Dealer or Controlling Person. In such event, the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the indemnified person, which will not be unreasonably withheld or delayed, unless such settlement includes an unconditional release of each indemnified person from all liability arising out of such claim, action or proceeding. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3           Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Time of Sale Prospectus, if any, the Registration Statement or Prospectus Supplement or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished or omitted to be furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Time of Sale Prospectus, if any, the Registration Statement or Prospectus Supplement or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Time of Sale Prospectus, if any, the Registration Statement or Prospectus Supplement or any amendment or supplement thereto, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, in the absence of willful misconduct or gross negligence, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Closing Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4           Contribution.

(a)           Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and the Underwriters on the other, but also the relative fault of the Company on the one hand and the Underwriters on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions of this Section 6.4, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Closing Securities purchased by such Underwriter. The Underwriters' obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b)           Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.
MISCELLANEOUS

7.1           Termination.

(a)           Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s reasonable opinion, make it inadvisable to proceed with the delivery of the Closing Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the condition of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Closing Securities or to enforce contracts made by the Underwriters for the sale of the Closing Securities.

(b)          Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Underwriter shall be entitled to reimbursement for its actual expenses; provided, however, that such expenses shall not exceed US$50,000, in the aggregate, including any advances paid prior to the date hereof (provided further, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c)           Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2           Entire Agreement. This Agreement, together with the exhibits and schedules thereto, and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of Closing Securities.

7.9           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

7.14         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CESCA THERAPEUTICS INC.

By:	/s/ Matthew T. Plavan
Name: Matthew T. Plavan
Title: Chief Executive Officer

Address for Notice:
2711 Citrus Road
Rancho Cordova, CA 95742

Copy to:
Weintraub Tobin Chediak Coleman Grodin
400 Capitol Mall, Eleventh Floor
Sacramento, CA 95814
Attn: David C. Adams, Esq.
.

Accepted on the date first above written.

Maxim Group LLC
As the Representative of the several
Underwriters listed on Schedule I

By: MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
	Name:	Clifford A. Teller
	Title:	Executive Managing Director, Investment Banking

Address for Notice:
405 Lexington Avenue
New York, NY 10174

Copy to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Barry I. Grossman, Esq.

SCHEDULE I

Schedule of Underwriters

Underwriter	Closing Shares	Closing Warrants	Closing Purchase Price

Maxim Group LLC

H.C. Wainwright & Co., LLC

Totals	7,530,000	2,259,000	$10,391,400

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

June 13, 2014

Maxim Group LLC
As Representative of the several Underwriters named on Schedule I to the Underwriting Agreement
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cesca Therapeutics Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) of shares of common stock, $.001 par value per share (the “Shares”) and warrants to purchase Shares (“Warrants” and collectively with the Shares, the “Closing Securities”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending ninety (90) days after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for the Shares owned or acquired on or prior to the closing date of the Offering (including any Shares acquired after the closing date of the Offering upon the conversion, exercise or exchange of such securities other than issuances of options to purchase Shares, pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the prospectus or prospectus supplement, as applicable, forming part of the Registration Statement) (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in the Offering or in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period) or a sale or exchange of 100% of the Company’s outstanding Common Shares.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by June 13, 2014, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Closing Securities then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.
Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT B

FORM OF WARRANT

CESCA THERAPEUTICS INC.

[attached]